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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 1995
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                       United States Filter Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                       1-10728                  33-0266015
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(State of other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

73-710 Fred Waring Drive, Suite 222, Palm Desert, California        92260
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        (Address of principal executive offices)                  (Zip code)

Registrant's telephone number, including area code (619) 340-0098
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Item 5. Other Events

Under a Current Report on Form 8-K dated November 8, 1994, United States Filter Corporation (the "Company") reported a three-for-two split of its common stock, payable on December 5, 1994 to shareholders of record on November 18, 1994. As a result of the three-for-two split, the number of shares of the common stock of the Company to be covered by Registration Statement No. 33-76042 and Registration Statement No. 33-85026, both filed by the Company on Form S-3 pursuant to Rule 415 under the Securities Act of 1933 (the "Act") and declared effective by the Securities and Exchange Commission on, respectively, April 29, 1994 and November 2, 1994, were intended to be and, by this Current Report are hereby, increased to reflect this split. In the case of Registration No. 33-76042, the number of shares of common stock previously registered under the Act is increasing from 2,027,395 shares to 3,041,092 shares and in the case of Registration No. 33-85026 the number of shares of common stock previously registered under the Act is increasing from 1,264,814 shares to 1,897,221 shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        None.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED STATES FILTER CORPORATION

                                         By: /s/  Damian C. Georgino
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                                                  Damian C. Georgino
                                                  Vice President

Date: October 5, 1995

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